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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-99899 on Form S-8 of Deb Shops, Inc., of our report dated March 8, 2004 (except for note B, as to which the date is April 15, 2005), with respect to the consolidated financial statements of Deb Shops, Inc. and subsidiaries as of January 31, 2004 and for the years ended January 31, 2004 and 2003, included in the Annual Report (Form 10-K) for the fiscal year ended January 31, 2005.

                                                       ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 15, 2005